UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

September 28, 2011

PHOTOTRON HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Delaware
(State or other Jurisdiction of Incorporation or Organization)

0-50385 (Commission File Number)		84-1588927 (IRS Employer Identification No.)
20259 Ventura Boulevard Woodland Hills, CA 91364 (Address of Principal Executive Offices and zip code)

(818) 992-0200
(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2011, the Registrant received a loan in the amount of $50,000 from W-Net Fund I, L.P., one of the Registrant’s stockholders (“W-Net”).  The loan amount was added to the principal amount under that certain Senior Secured Promissory Note originally issued to W-Net on August 23, 2011, in the principal amount of $255,408.22 (the “W-Net Note”).  As previously disclosed the W-Net Note bears interest at 12% per annum, matures on August 22, 2012 and is secured by all of the Registrant’s and the Registrant’s subsidiaries’ assets pursuant to that certain Security Agreement (the “W-Net Security Agreement”) and that certain Intellectual Property Security Agreement (the “W-Net IP Security Agreement”), each dated August 23, 2011, among the Registrant, the Registrant’s subsidiaries and W-Net.

The Registrant’s obligations under the W-Net Note will accelerate, upon written notice from the holder thereof, upon a bankruptcy event with respect to the Registrant, any default in the Registrant’s payment obligations or the Registrant’s breach of any provision of any material agreement between the Registrant and W-Net.  Upon an event of default, the W-Net Note will bear interest at the rate of 15% per annum, compounded annually, and the holder of the W-Net Note may be entitled to foreclose on any of the Registrant’s or its subsidiaries’ assets or exercise other rights available to a secured creditor under California law.

Copies of the W-Net Note, the W-Net Security Agreement and the W-Net IP Security Agreement were attached to the Registrant’s Current Report on Form 8-K (File No. 000-50385) filed with the Securities and Exchange Commission on August 24, 2011, as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Phototron Holdings, Inc.

Date: October 4, 2011	By:	/s/ Brian B. Sagheb
Brian B. Sagheb
Chief Executive Officer